UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 17, 2006

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22160 North Pepper Road, Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(847) 382-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 - Entry in to a Material Definitive Agreement

On March 17, 2006, Registrant entered into a Production and Supply Agreement (“Agreement”) with ITW Spacebag, a division of Illinois Tool Works, Inc. (“ITW”), a copy of which is filed as Exhibit 10.1 to this report, Under the Agreement, Registrant has agreed to produce and sell to ITW and ITW has agreed to purchase from Registrant (i) all of ITW’s requirements for film to produce certain of ITW’s pouches, subject to the film becoming qualified and being competitively priced and (ii) all of ITW’s requirements for certain of its pouch products. The Agreement is for a term commencing on April 1, 2006 and expiring on March 31, 2010, although either party may terminate the Agreement upon 18 months notice.

Item No. 9.01 - Exhibit

The following exhibit is attached hereto:

Exhibit No.	Exhibit

10.1	Production and Supply Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: March 17, 2006	By:	/s/ Stephen M. Merrick
Stephen M. Merrick
Executive Vice President